UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

April 17, 2007

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 100, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2007, Park InfusionCare, LP, Park InfusionCare of Dallas, LP, Park InfusionCare of Houston, LP and Park InfusionCare of San Antonio, LP (collectively, the “Borrowers”), each an indirect wholly-owned subsidiary of Ascendant Solutions, Inc. (the “Company”), entered into a loan agreement with Presidential Healthcare Credit Corporation (the “Lender”) for a $1,000,000 revolving line of credit (the “Revolver”). The Borrowers may request advances under the Revolver up to and including 85% of the net value of eligible receivables minus certain reserves.

The Revolver is being guaranteed by the Company, Dougherty’s Holdings, Inc., Dougherty’s LP Holdings, Inc., Dougherty’s Operating GP, LLC, Park InfusionCare of Dallas GP, LLC, Park InfusionCare of Houston GP, LLC, and Park InfusionCare of San Antonio GP, LLC. The Revolver is secured by the accounts receivable and related general intangibles of the Borrowers.

Outstanding advances under the Revolver will bear interest at the Lender’s prime rate plus 2% per annum but not less than the initial rate of 10.25% per annum. Accrued and unpaid interest on the Revolver is due monthly beginning on May 1, 2007. All outstanding principal under the Revolver plus all accrued and unpaid interest thereon is due and payable in full on April 17, 2010.

At closing, the Borrowers paid to Lender an initial commitment fee equal to $10,000. If the Revolver is terminated by the Borrowers on or before its first anniversary, the Borrowers will pay to Lender an early termination fee of $20,000. If the Revolver is terminated after the first anniversary and before April 17, 2010, the Borrowers will pay to Lender an early termination fee of $10,000.

Beginning on May 1, 2007, the Borrowers will pay to Lender a collateral management fee equal to one-half percent of the net realizable value of monthly receivables generated. The Revolver is subject to certain covenants including, but not limited to, a limit on additional debt of the Borrowers.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 17, 2007, Park InfusionCare, LP, Park InfusionCare of Dallas, LP, Park InfusionCare of Houston, LP and Park InfusionCare of San Antonio, LP became obligated on a $1,000,000 revolving line of credit. Please refer to “Item 1.01-Entry into a Material Definitive Agreement” above for further information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 10.1* Revolving Credit and Security Agreement dated April 17, 2007 among Park InfusionCare, LP, Park InfusionCare of Dallas, LP, Park InfusionCare of Houston, LP and Park InfusionCare of San Antonio, LP, as borrowers, and Presidential Healthcare Credit Corporation, as lender

Exhibit 10.2* Revolving Variable Rate Note dated April 17, 2007 between Park InfusionCare, LP, Park InfusionCare of Dallas, LP, Park InfusionCare of Houston, LP and Park InfusionCare of San Antonio, LP, as borrower, and Presidential Healthcare Credit Corporation, as lender

Exhibit 10.3* Form of Continuing Unlimited Guaranty dated as of April 17, 2007 executed by Ascendant Solutions, Inc., Dougherty’s Holdings, Inc., Dougherty’s LP Holdings, Inc., Dougherty’s Operating GP, LLC, Park InfusionCare of Dallas GP, LLC, Park InfusionCare of Houston GP, LLC, and Park InfusionCare of San Antonio GP, LLC for the benefit of Presidential Healthcare Credit Corporation

Exhibit 10.4* Medical Claims and Servicing Agency Agreement dated as of April 17, 2007 between Park InfusionCare, LP, Park InfusionCare of Dallas, LP, Park InfusionCare of Houston, LP and Park InfusionCare of San Antonio, LP, as borrowers, and Healthcare Claims Management Corporation, as servicer

* Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2007	ASCENDANT SOLUTIONS, INC.

	By:	/s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer